EXHIBIT 99.1

Jameson Inns, Inc.                                                                                                                   PRESS RELEASE

8 Perimeter Center East, Suite 8050                 Atlanta, GA 30346                 (770) 481-0305             FAX (770)901-9550

FOR IMMEDIATE RELEASE

November 18, 2003

Investor Relations Contact:	Alexander Lagerborg
EPOCH Financial
alagerborg@epochfinancial.com
(888) 917-5146

Jameson Inns, Inc. Reports ADR, Occupancy and REVPAR for October 2003

Atlanta, GA November 18, 2003 Jameson Inns, Inc. (NASDAQ:JAMS) owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (REVPAR) was $32.19 in October, a 1.6% decrease from October 2002. Average daily rate decreased $1.00 for the month while occupancy was flat.

			Average Daily
	Occupancy		Rate		REVPAR
Brand	2003	2002	2003	2002	2003	2002
Jameson Inns	59.7%	58.5%	$58.75	$59.73	$35.09	$34.93
Signature Inns	41.1%	43.8%	$65.04	$65.55	$26.75	$28.71
Combined Brands	53.3%	53.3%	$60.44	$61.44	$32.19	$32.72

Smith Travel Research recently reported that preliminary October figures for the economy segment, where all Jameson hotels are categorized, show REVPAR ranging from flat to an increase of 2%. STR has also estimated an increase of 1% to 3% in REVPAR in the total U.S. lodging industry for the month.

Jameson Inns, Inc. develops and owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.